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                                                                       Exhibit 9

                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899
                            TELEPHONE: (302) 651-7700
                           TELECOPIER: (302) 651-7701
                              WEBSITE: www.RLF.com

                                November 2, 2001

PaineWebber PACE Select Advisors Trust
51 West 52nd Street
New York, NY  10019-6114

                  Re:      PaineWebber PACE Select Advisors Trust
                           --------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for PaineWebber PACE Select Advisors Trust, a Delaware business trust (the "Trust"), and PACE Money Market Investments (the "Money Market Series"), PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments, and PACE International Emerging Markets Equity Investments, each a series of the Trust (collectively, the "Series"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

     (a) The Certificate of Trust of the Trust, dated September 9, 1994, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 9, 1994, as amended by the Certificate of Amendment thereto, dated December 5, 1994, as filed in the office of the Secretary of State on December 9, 1994, as further amended by the Certificate of Amendment thereto, dated November 26, 1997, as filed in the office of the Secretary of State on December 1, 1997, as further amended by the Certificate of Amendment thereto, dated December 11, 1998, as filed in the office of the Secretary of State on December 17, 1998 (as so amended, the "Certificate");

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PaineWebber PACE Select Advisors Trust
November 2, 2001
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     (b)  The Trust Instrument of the Trust, dated as of September 9, 1994, by and among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust, as amended on June 9, 1995;

     (c) The Amended and Restated Trust Instrument of the Trust (including Schedule A thereto), dated September 13, 2000, by and among the Trustees and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust, as amended by Amendment No. 1 thereto, effective as of November 5, 2001, by the Trustees (as so amended, the "Trust Instrument");

     (d) The By-Laws of the Trust, dated September 9, 1994, as amended on June 9, 1995;

     (e) The Amended and Restated By-Laws of the Trust, dated September 13, 2000, as amended by the Trustees on September 20, 2001 (as so amended, the "By-Laws");

     (f) Prospectuses relating to the Class A, Class B (including the Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 and Sub-Class B-4), Class C and Class Y shares in the Series other than the Money Market Series, and the Class P shares in the Series, representing undivided beneficial interests in the assets of a Series (each, a "Share" and collectively, the "Shares"), as proposed to be filed by the Trust and each applicable Series with the Securities and Exchange Commission as part of Post-Effective Amendment No. 14 to their Registration Statement on Form N-1A (as amended, the "Registration Statement") on or about November 1, 2001, and to become effective on November 5, 2001; and

     (g) A certificate of the assistant secretary of the Trust, dated as of November 2, 2001, as to certain matters.

     Capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.


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PaineWebber PACE Select Advisors Trust
November 2, 2001
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     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.


     For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate are in full force and effect and have not been amended, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the payment by each person or entity to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for the Share acquired by it, in accordance with the Trust Instrument and the Registration Statement,
(vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Registration Statement, and (viii) that no certificates evidencing the Shares have been or will be issued by the Trust.

     This opinion is limited to the laws of the State of Delaware (excluding the securities or blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized under the Trust Instrument and the By-Laws and, when issued and delivered against payment therefore, the Shares will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of a Series. We note that the Shareholders, as beneficial owners of the Trust or a Series, may be obligated, pursuant to the Trust Instrument, to (i) pay sales charges in connection with an investment in any Series or Class, and (ii) pay charges in connection with the redemption of Shares (as defined in the Trust Instrument).

     We consent to your relying as to matters of Delaware law upon this opinion. We also consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit





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PaineWebber PACE Select Advisors Trust
November 2, 2001
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that we come within the category of persons or
entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.



                                           Very truly yours,

                                           /s/ Richards, Layton & Finger, P.A.

BJK/MVP